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                            EMPLOYMENT AND CONSULTING AGREEMENT
                            -----------------------------------

    EMPLOYMENT AND CONSULTING AGREEMENT made as of January 21, 1997 by and among General Cigar Co., Inc., a Delaware corporation ("GCC") with its principal office at 387 Park Avenue South, New York, New York 10016 and Frank Llaneza ("Executive") c/o Villazon & Company, Inc., 3104 N America Avenue, Tampa, Florida 33601.

                                   WITNESSETH:

    WHEREAS, GCC simultaneously with the execution of this Agreement is acquiring all of the assets of Villazon, pursuant to an Asset Purchase Agreement dated as of December 20, 1996 (the "Purchase Agreement");

    WHEREAS, upon acquiring the assets of Villazon, GCC shall assign all such assets to its subsidiary, Villazon & Company, Inc., a Delaware Corporation ("New Villazon"). Unless the context otherwise requires, a reference to GCC in this Agreement shall be deemed to include New Villazon.

    WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement;

    WHEREAS, Villazon is, and has for many years been, engaged in the Business;

    WHEREAS, Executive has been President of Villazon, a principal shareholder of Villazon, has unique experience in all aspects of the Business and is the principal officer of the operations of Villazon based at Tampa, Florida, principally comprising the manufacture and distribution of Villazon products and general oversight of the operations of HATSA (the "Position");

    WHEREAS, GCC desires to continue the services of Executive in connection with the Business; and

    WHEREAS, Executive is willing to continue to act in the capacities provided for herein.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties agree as follows:

    1. SERVICES. (a) During the Initial Term (hereinafter defined) GCC hereby engages Executive and Executive hereby accepts such engagement, to act as a principal executive of GCC and President of New Villazon with respect to the Business and to continue to discharge the duties historically associated with his Position. During the Initial Term Executive's services shall cover all aspects of the Business relating to his Position and he shall serve on a full time basis as such principal executive subject to the direction of the Board of Directors of GCC and Edgar M.

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Cullman, Jr., Chief Executive Officer. Executive shall also participate in a planning-management committee comprised of himself, Frank Llaneza, Edgar M. Cullman, Sr., Edgar M. Cullman, Jr. and Austin T. McNamara which will meet periodically in person or by conference call to identify areas of opportunity where GCC can collaborate with Villazon and HATSA to their mutual benefits.

    (b) SERVICES DURING CONSULTING TERM. During the Consulting Term (hereinafter defined) Executive shall consult with respect to all aspects of the Business including product development and customer and supplier relations. He shall also at the reasonable request and expense of GCC attend GCC and industry meetings and trade shows. Executive in connection with his duties during the Consulting Term shall not be required to be away from his principal residence for more than 14 days a year.

    (c) SERVICES DURING NON-COMPETITION TERM. During the Non-Competition Term (hereinafter defined) Executive shall provide such advice as shall be required by GCC from time to time and shall on the request of GCC participate not more than 7 days a year in the aggregate at trade shows. During the Non-Competition Term Executive's services other than at trade shows shall not require him to travel without his consent.

    2. TERM. (a) The Initial Term of this Agreement ("Initial Term") and the engagement of Executive hereunder shall commence as of the date hereof and shall continue (unless sooner terminated as hereinafter provided) for their period from the date hereof to and including the final day of January, 2000. The Consulting Term shall commence the following day and end the final day of January, 2001. The Non-Competition Term shall commence the following day and end the final day of January, 2002, PROVIDED, HOWEVER, that the non-competition obligation hereof shall terminate if there is a default on the Installment Note or the Stockholder Loan Note ("Notes") held by Executive. Term shall mean the period from the date hereof to the final day of January, 2002.

    3. EXCLUSIVITY OF SERVICES/TRADE SECRETS. (a) During the Initial Term, Executive will render his services to GCC on an exclusive basis. During the Term Executive shall devote his best efforts to his activities hereunder. During the Initial Term his services hereunder shall require his full time participation at the office and manufacturing locations of GCC and Villazon in Tampa, Florida and temporarily at such other locations as the parties shall agree. Thereafter during the Consulting Term Executive shall devote such time as may be required to fulfill the services required as specified in
Section 1(b). During the Non-Competition Term the sole required services to be performed shall be those specified in Section 1(c) hereof. As used herein, the term full time participation shall mean such participation as the Executive has provided to Villazon during 1996.

    (b) Executive shall not, directly or indirectly, during the Term enter into or in any manner take part in or lend his name,

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counsel or assistance to any venture, business or endeavor, either as proprietor, principal, partner, consultant, advisor, agent or independent contractor or in any other capacity whatsoever including investing in or receiving a royalty or share of the profits or compensation of any nature from any such venture for a purpose competitive with the Business or, to his knowledge, any Affiliate, as defined in the Securities Act of 1933, (an "Affiliate") of GCC during the Term PROVIDED, HOWEVER, that (i) ownership, including beneficial ownership by him or his family, of less than 1% of any class of the capital stock of a corporation whose securities are regularly traded on a national securities exchange or in the over-the-counter market provided that no services are rendered to such corporation shall not be deemed to violate this provision; and (ii) neither his ownership of a direct or indirect interest in Russell (as owned on the date hereof) nor, while such ownership continues, his management of Russell (to the extent managed by him heretofore) shall be deemed to violate this provision, so long as the business of Russell is not materially different from its business as at the date hereof.

    (c) Except (i) as specifically authorized in writing by GCC or (ii) in accordance with the proper performance of his duties hereunder Executive agrees that he will not at any time during the Term or thereafter disclose or use any secrets or any confidential and/or proprietary information, knowledge or data pertaining to the Business or other enterprise or business with which he would be prohibited from competing hereunder, including, without limitation, the Business processes, trade secrets, tobacco purchasing sources, methods, customers lists, know-how, machines, manufacturing procedures, tobacco blends or flavorings of GCC or the Business.

    (d) Executive shall not at any time during the Term or thereafter seek to hire for any purpose any person, other than a relative of his, employed by Villazon or GCC within the last 36 months or at any time during the Term.

    (e) It is the intention of GCC to make the covenants of this Agreement binding only to the extent that it may be lawfully done under existing applicable laws. In the event that any part of any covenants contained in this Agreement is determined by a court of law to be overly broad, thereby making the covenants unenforceable, the parties hereto agree, and it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of the covenant, and that as so modified the covenant shall be as fully enforceable as set forth herein by the parties themselves in the modified form.

    (f) Executive consents and agrees to the enforcement of this Agreement by GCC, upon determination of a breach hereof, by means of a temporary and/or permanent injunction and/or decree of specific performance issued by any court having jurisdiction thereof. The undertakings and agreements by Executive herein shall not be construed as any limitation upon the enforcement of this Agreement and such remedies, including damage awards, shall be

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cumulative and in addition to any other rights or remedies which GCC may have at law or in equity.

    4. COMPENSATION. During the Initial Term GCC shall pay Executive, bi-weekly, $250,000 per year. No other payments shall be due hereunder. Executive upon appropriate accounting shall be reimbursed for his reasonable expenses in providing services hereunder.

    5. OPTIONS. The parties anticipate that General Cigar Holdings, Inc. ("Parent"), the parent of GCC, will shortly consummate an initial public offering of its common stock ("IPO"). Upon such IPO, Executive shall be entitled to receive options, pursuant to Parent's employee stock ownership plan ("Plan"), for a number of shares of common stock of Parent with an exercise price equal to $360,000. The terms and conditions of such options, including exercise price and vesting date, shall be the same as the options granted to other officers participating in the Plan.

    6. REPRESENTATIONS AND WARRANTIES. GCC represents and warrants to Executive that this Agreement has been duly authorized, executed and delivered by GCC and constitutes a legal, valid and binding obligation of GCC.

    7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF EXECUTIVE. Executive represents and warrants to GCC that this Agreement has been duly authorized, executed and delivered by Executive and constitutes a legal, valid and binding obligation of Executive. Executive represents and warrants that neither the execution and delivery of this Agreement, nor his performance hereunder will violate any agreement, arrangement or duty to which he is subject, and agrees to hold GCC harmless from any loss, cost or expense arising from any litigation or threatened litigation relating to his engagement hereunder.

    8. TERMINATION OF EMPLOYMENT.

       (a) Executive's employment hereunder may be terminated for (i) death or incapacity to provide full services hereunder either for a consecutive three-month period or for an aggregate of four months in any nine-month period; (ii) material breach of fidelity or loyalty to GCC, or dishonesty in any material transaction with GCC; (iii) failure or refusal to perform expected functions of a principal executive on behalf of GCC during the initial Term including all services or duties provided for pursuant to
Section 1(a) or his reduced duties during the rest of the Term; and (iv) the knowing and willful engaging by Executive in material misconduct injurious to GCC monetarily or otherwise. Termination of this Agreement pursuant to this
Section 8(a) shall result in the forfeiture by Executive of all compensation not paid hereunder as of the date of termination and such other damages and other remedies as may be determined by a court of competent jurisdiction.

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       (b) Executive may terminate his employment hereunder without cause upon giving 60 days written notice of termination to GCC at the address set forth above. Termination of this Agreement pursuant to this Section 8(b) shall result in the Executive ceasing to be entitled to any compensation and other benefits and perquisites as set forth herein as of the date of termination.

       (c) Executive may terminate this Agreement immediately in the event GCC breaches any material term of this Agreement and fails to cure the same within 5 business days after receiving written notice thereof. Upon termination pursuant to Section 8(c) Executive shall have all remedies as are available at law.

       (d) All duties of Executive under Section 3 hereof shall survive any termination of this Agreement unless a default occurs in the Notes held by Executive.

    9. WAIVERS AND MODIFICATIONS. No waiver by any of the parties hereto of any breach by the other of any provision hereof shall be deemed to be a waiver of any later or other breach hereof, or as a waiver of any such or other provision of this Agreement. This Agreement sets forth all of the terms of the understandings among the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing among the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

    10. EMPLOYEE BENEFITS. Executive shall be entitled to continue to receive such employee benefits and perquisites as were received by him during the past year as an employee of Villazon. Executive shall also participate in the Plan as set forth in paragraph 5 hereof, Parent's incentive compensation plan and such other employee benefit plans as may be generally available to executives of Parent.

    11. BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, each of the parties hereto and his or its successors and assigns. The rights, duties and obligations of Executive hereunder may not be assigned under any circumstances.

    12. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and all parties hereto consent to jurisdiction in the New York Courts and to service of process by certified mail.

    13. MISCELLANEOUS. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof or to affect the meaning thereof.

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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written.

                                        FRANK LLANEZA


                                        By: /s/ Frank Llaneza
                                           -----------------------------------


                                        GENERAL CIGAR CO., INC.


                                        By: /s/ [Illegible]
                                           -----------------------------------
                                            Secretary


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